                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

                             (IN ALPHABETICAL ORDER)

                   WHOLLY OWNED SUBSIDIARIES OF THE REGISTRANT


Boston Private Bank & Trust Company, a Massachusetts corporation

Boston Private Investment Management, Inc., a Massachusetts corporation

Boston Private Value Investors, Inc., a Delaware corporation

RINET Company, Inc., a Massachusetts corporation

Sand Hill Advisors, Inc., a California corporation

Westfield Capital Management Company, Inc., a Massachusetts corporation